Exhibit 99.1
100 Park Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Executive Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP INCREASES 2026 OUTLOOK DRIVEN BY STRONG FIRST QUARTER OPERATING RESULTS AND ACCELERATING BUSINESS MOMENTUM

NEW YORK, APRIL 27, 2026 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three months ended March 31, 2026. For the three months ended March 31, 2026 and 2025, net income attributable to Brixmor Property Group Inc. was $0.41 per diluted share and $0.23 per diluted share, respectively.

Key highlights for the three months ended March 31, 2026 include:
•Executed 1.3 million square feet of new and renewal leases, with rent spreads on comparable space of 27.0%, including new lease rent spreads on comparable space of 41.8% and record renewal lease rent spreads on comparable space of 21.3%
•Realized total leased occupancy of 95.1%, anchor leased occupancy of 96.5%, and small shop leased occupancy of 92.1%
◦Commenced $12.0 million of annualized base rent
◦Leased to billed occupancy spread totaled 370 basis points
◦Total signed but not yet commenced new lease population represented 2.8 million square feet and $66.7 million of annualized base rent
•Reported an increase in same property NOI of 6.4%, including a contribution from base rent of 410 basis points
•Reported Nareit FFO of $179.6 million, or $0.58 per diluted share
•Stabilized $77.8 million of reinvestment projects at an average incremental NOI yield of 9%, with the in process reinvestment pipeline totaling $302.4 million at an expected average incremental NOI yield of 10%
•Completed $107.9 million of dispositions
•Executed forward sale contracts to issue 3.9 million shares under the Company's at-the-market ("ATM") equity offering program at a weighted-average offering price of $29.85 per share and anticipated proceeds of $116.0 million, before commissions and fees

Subsequent events:
•Completed $11.3 million of dispositions
•Updated previously provided Nareit FFO per diluted share expectations for 2026 to $2.34 - $2.37 from $2.33 - $2.37 and same property NOI growth expectations for 2026 to 4.75% - 5.50% from 4.50% - 5.50%

"The Brixmor team is off to a strong start to 2026 as demonstrated by sustained leasing demand, record renewal spreads, and continued execution of our accretive reinvestment plan during the first quarter,” commented Brian T. Finnegan, Chief Executive Officer and President. “Our increased 2026 outlook reflects the strength of our platform, the durability of our underlying cash flows, and the unparalleled visibility on growth in what continues to be a positive environment for grocery-anchored open-air shopping centers.”

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100 Park Avenue : New York, NY 10017 : 800.468.7526

FINANCIAL HIGHLIGHTS
•The following table summarizes the Company’s net income attributable to Brixmor Property Group Inc. and Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	Three Months Ended
	3/31/2026	3/31/2025
Net income attributable to Brixmor Property Group Inc.	$127.8	$69.7
Net income attributable to Brixmor Property Group Inc. per diluted share	$0.41	$0.23

Nareit FFO	$179.6	$171.1
Nareit FFO per diluted share	$0.58	$0.56

Same Property NOI Performance
•For the three months ended March 31, 2026, the Company reported an increase in same property NOI of 6.4% versus the comparable 2025 period.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.3075 per common share (equivalent to $1.23 per annum). The dividend is payable on July 15, 2026 to stockholders of record on July 2, 2026.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended March 31, 2026, the Company stabilized four value enhancing reinvestment projects with a total aggregate net cost of approximately $77.8 million at an average incremental NOI yield of 9% and added ten new reinvestment projects to its in process pipeline with a total aggregate net estimated cost of approximately $43.7 million at an expected average incremental NOI yield of 10%.
•The following table summarizes the Company’s in process reinvestment pipeline as of March 31, 2026:

(Dollars in millions)	Number of Projects	Net Estimated Costs	Expected NOI Yield
Anchor space repositioning	15	$77.0	7% - 14%
Outparcel development	12	21.5	12%
Redevelopment	12	203.9	11%
Total	39	$302.4	10%

•An in-depth review of a redevelopment project which highlights the Company's reinvestment capabilities, The Davis Collection (Sacramento-Roseville-Folsom, CA CBSA), can be found at this link: https://www.brixmor.com/blog/davis-community-retailers-city.
•Follow Brixmor on LinkedIn for video updates on reinvestment projects at https://www.linkedin.com/company/brixmor.

Acquisitions
•During the three months ended March 31, 2026, the Company did not complete any acquisitions.

Dispositions
•During the three months ended March 31, 2026, the Company generated $107.9 million of gross proceeds on the disposition of four shopping centers.
•Subsequent to March 31, 2026, the Company generated approximately $11.3 million of gross proceeds on the disposition of one shopping center.

100 Park Avenue : New York, NY 10017 : 800.468.7526

CAPITAL STRUCTURE
•During the three months ended March 31, 2026, the Company executed forward sale contracts under its ATM equity offering program through which it is expected to issue 3.9 million shares of common stock at a weighted-average offering price per share of $29.85, before commissions and fees. Anticipated proceeds from the forward sale contracts are approximately $116.0 million, before commissions and fees, and are expected to be used for general corporate purposes.
•At March 31, 2026, the Company had $1.8 billion in liquidity.
•At March 31, 2026, the Company's net principal debt to adjusted EBITDA, current quarter annualized was 5.3x and net principal debt to adjusted EBITDA, trailing twelve months was 5.4x.

GUIDANCE
•The Company has updated its previously provided Nareit FFO per diluted share expectations for 2026 to $2.34 - $2.37 from $2.33 - $2.37 and its same property NOI growth expectations for 2026 to 4.75% - 5.50% from 4.50% - 5.50%.
◦Revenues deemed uncollectible is expected to total 75 - 100 basis points of total expected revenues in 2026.
◦2026 expectations do not include any additional items that impact FFO comparability, which include gain or loss on extinguishment of debt, net and transaction expenses, net, or any other one-time items.
•The following table provides a reconciliation of the range of the Company's 2026 estimated net income attributable to Brixmor Property Group Inc. to Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	2026E	2026E Per Diluted Share
Net income attributable to Brixmor Property Group Inc.	$355 - $365	$1.16 - $1.19
Depreciation and amortization related to real estate	417	1.35
Gain on sale of real estate assets	(52)	(0.17)
Nareit FFO	$720 - $730	$2.34 - $2.37

CONNECT WITH BRIXMOR
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦LinkedIn at https://www.linkedin.com/company/brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup; and
◦YouTube at https://www.youtube.com/user/Brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, April 28, 2026 at 10:00 AM ET. To participate, please dial 877.704.4453 (domestic) or 201.389.0920 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at https://www.brixmor.com in the Investors section. A replay of the teleconference will be available through May 12, 2026 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13758788) or via the web through April 28, 2027 at https://www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at https://www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

100 Park Avenue : New York, NY 10017 : 800.468.7526

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of net income to these non-GAAP performance measures is presented in the attached tables.

Nareit FFO
Nareit FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. Nareit defines FFO as net income (calculated in accordance with GAAP) excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that Nareit FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income (calculated in accordance with GAAP) that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) lease termination fees, (ii) straight-line rental income, net, (iii) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (iv) straight-line ground rent expense, net, (v) income or expense associated with the Company's captive insurance company, (vi) depreciation and amortization, (vii) impairment of real estate assets, (viii) general and administrative expense, and (ix) other income and expense (including interest expense and gain on sale of real estate assets). Considering the nature of its business as a real estate owner and operator, the Company believes that NOI is useful to investors in measuring the operating performance of its portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as lease termination fees, straight-line rental income, net, income or expense associated with the Company’s captive insurance company, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, straight-line ground rent expense, net, depreciation and amortization, impairment of real estate assets, general and administrative expense, and other income and expense (including interest expense and gain on sale of real estate assets). The Company believes that same property NOI is also useful to investors because it further eliminates disparities in NOI by only including NOI of properties owned for the entirety of both periods presented and excluding properties under development and completed new development properties that have been stabilized for less than one year and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

100 Park Avenue : New York, NY 10017 : 800.468.7526

Net Principal Debt to Adjusted EBITDA, current quarter annualized & Net Principal Debt to Adjusted EBITDA, trailing twelve months
Net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are supplemental non-GAAP measures utilized to evaluate the performance of real estate companies in relation to outstanding debt. Net principal debt is calculated as Debt obligations, net (calculated in accordance with GAAP) excluding net unamortized premium or discount and deferred financing fees less cash, cash equivalents, and restricted cash. Adjusted EBITDA is calculated as the sum of net income (calculated in accordance with GAAP) before non-controlling interests excluding (i) interest expense, (ii) federal and state taxes, (iii) depreciation and amortization, (iv) gains and losses from the sale of certain real estate assets, (v) gains and losses from change in control, (vi) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, (vii) gain (loss) on extinguishment of debt, net, and (viii) other items that the Company believes are not indicative of the Company's operating performance. Net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are calculated as net principal debt divided by quarterly annualized adjusted EBITDA or trailing twelve month adjusted EBITDA, respectively. Considering the nature of its business as a real estate owner and operator, the Company believes that net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are useful to investors in measuring its operating performance because they exclude items included in net income (calculated in accordance with GAAP) that do not relate to or are not indicative of the operating performance of the Company’s real estate, are widely known and understood measures of performance, independent of a company's capital structure and items which can make periodic and peer analyses of performance more difficult, and can provide investors with a more consistent basis by which to compare the Company with its peers.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) owns and operates a high-quality, national portfolio of open-air shopping centers. The Company’s 344 retail centers comprise approximately 62 million square feet of prime retail space in established trade areas. Brixmor’s properties reflect its vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a valued partner to a broad range of retailers, including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at https://www.sec.gov. These factors include (1) changes in national, regional, and local economies, due to global events such as international geopolitical conflicts, international trade disputes, a foreign debt crisis, foreign currency volatility, or due to domestic issues, such as government policies and regulations, tariffs, energy prices, market dynamics, general economic
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100 Park Avenue : New York, NY 10017 : 800.468.7526

contractions, ongoing levels of inflation and interest rates, unemployment, or limited growth in consumer income or spending; (2) local real estate market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in our Portfolio (defined hereafter); (3) competition from other available properties and e-commerce; (4) disruption and/or consolidation in the retail sector, the financial stability of our tenants, and the overall financial condition of large retailing companies, including their ability to pay rent and/or expense reimbursements that are due to us; (5) in the case of percentage rents, the sales volumes of our tenants; (6) increases in property operating expenses, including common area expenses, utilities, insurance, and real estate taxes, which are relatively inflexible and generally do not decrease if revenue or occupancy decrease; (7) increases in the costs to repair, renovate, and re-lease space; (8) earthquakes, wildfires, tornadoes, hurricanes, damage from rising sea levels due to climate change, other natural disasters, epidemics and/or pandemics, civil unrest, terrorist acts, or acts of war, any of which may result in uninsured or underinsured losses; (9) changes in laws and governmental regulations, including those governing usage, zoning, the environment, privacy, data security, intellectual property rights, and taxes; and (10) cybersecurity incidents or other disruptions to information technology systems used by us, our tenants, or our vendors, which could compromise data or impair business operations. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except to the extent otherwise required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	3/31/26	12/31/25
Assets
Real estate
Land	$1,837,739	$1,849,779
Buildings and tenant improvements	9,313,530	9,296,849
Construction in progress	55,108	92,129
Lease intangibles	538,888	548,740
	11,745,265	11,787,497
Accumulated depreciation and amortization	(3,636,118)	(3,588,646)
Real estate, net	8,109,147	8,198,851
Cash and cash equivalents	323,934	334,422
Restricted cash	100,633	27,108
Marketable securities	20,480	21,283
Receivables, net, including straight-line rent receivables of $244,075 and $237,837, respectively	302,774	315,128
Deferred charges and prepaid expenses, net	170,538	169,326
Real estate assets held for sale	5,290	4,551
Other assets	70,595	62,468
Total assets	$9,103,391	$9,133,137

Liabilities
Debt obligations, net	$5,496,071	$5,494,753
Accounts payable, accrued expenses and other liabilities	570,407	628,328
Total liabilities	6,066,478	6,123,081

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
315,963,609 and 315,231,761 shares issued and 306,836,617 and 306,104,769
shares outstanding	3,068	3,061
Additional paid-in capital	3,424,070	3,437,853
Accumulated other comprehensive income	9,409	1,722
Distributions in excess of net income	(399,883)	(432,822)
Total stockholders' equity	3,036,664	3,009,814
Non-controlling interests	249	242
Total equity	3,036,913	3,010,056
Total liabilities and equity	$9,103,391	$9,133,137

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/26	3/31/25
Revenues
Rental income	$354,337	$337,241
Other revenues	482	271
Total revenues	354,819	337,512

Operating expenses
Operating costs	41,914	39,211
Real estate taxes	45,403	44,893
Depreciation and amortization	105,202	105,597
General and administrative	28,192	28,173
Total operating expenses	220,711	217,874

Other income (expense)
Dividends and interest	3,205	1,706
Interest expense	(59,392)	(54,084)
Gain on sale of real estate assets	52,097	3,070
Other	(2,261)	(593)
Total other expense	(6,351)	(49,901)

Net income	127,757	69,737
Net income attributable to non-controlling interests	(7)	(8)
Net income attributable to Brixmor Property Group Inc.	$127,750	$69,729

Net income attributable to Brixmor Property Group Inc. per common share:
Basic	$0.42	$0.23
Diluted	$0.41	$0.23
Weighted average shares:
Basic	307,024	306,766
Diluted	307,679	307,252

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/26	3/31/25

Net income attributable to Brixmor Property Group Inc.	$127,750	$69,729
Depreciation and amortization related to real estate	103,919	104,448
Gain on sale of real estate assets	(52,097)	(3,070)
Nareit FFO	$179,572	$171,107

Nareit FFO per diluted share	$0.58	$0.56
Weighted average diluted shares outstanding	307,679	307,252

Items that impact FFO comparability
Transaction expenses, net	$(49)	$(21)
Total items that impact FFO comparability	$(49)	$(21)
Items that impact FFO comparability, net per share	$(0.00)	$(0.00)

Additional Disclosures
Straight-line rental income, net	$7,939	$7,481
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	4,109	2,515
Straight-line ground rent expense, net (1)	(160)	(134)

Dividends declared per share	$0.3075	$0.2875
Dividends declared	$94,352	$87,991
Dividend payout ratio (as % of Nareit FFO)	52.5%	51.4%

(1) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended
	3/31/26	3/31/25	Change
Same Property NOI Analysis
Number of properties	338	338	—
Percent billed	91.3%	90.0%	1.3%
Percent leased	95.0%	94.3%	0.7%

Revenues
Base rent	$237,855	$228,427
Expense reimbursements	79,138	75,837
Revenues deemed uncollectible	(1,572)	(2,372)
Ancillary and other rental income / Other revenues	8,335	5,592
Percentage rents	4,980	3,943
	328,736	311,427	5.6%
Operating expenses
Operating costs	(39,614)	(37,490)
Real estate taxes	(43,648)	(43,325)
	(83,262)	(80,815)	3.0%
Same property NOI	$245,474	$230,612	6.4%

NOI margin	74.7%	74.1%
Expense recovery ratio	95.0%	93.8%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution
Base rent	$9,428	4.1%
Revenues deemed uncollectible	800	0.3%
Net expense reimbursements	854	0.4%
Ancillary and other rental income / Other revenues	2,743	1.2%
Percentage rents	1,037	0.4%
		6.4%

Reconciliation of Net income attributable to Brixmor Property Group Inc. to Same Property NOI
Net income attributable to Brixmor Property Group Inc.	$127,750	$69,729
Adjustments:
Non-same property NOI	(8,510)	(8,823)
Lease termination fees	(1,630)	(4,111)
Straight-line rental income, net	(7,939)	(7,481)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(4,109)	(2,515)
Straight-line ground rent expense, net	160	134
Depreciation and amortization	105,202	105,597
General and administrative	28,192	28,173
Total other expense	6,351	49,901
Net income attributable to non-controlling interests	7	8
Same property NOI	$245,474	$230,612

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EBITDA & RECONCILIATION OF DEBT OBLIGATIONS, NET TO NET PRINCIPAL DEBT
Unaudited, dollars in thousands

	Three Months Ended
	3/31/26	3/31/25

Net income	$127,757	$69,737
Interest expense	59,392	54,084
Federal and state taxes	939	707
Depreciation and amortization	105,202	105,597
EBITDA	293,290	230,125
Gain on sale of real estate assets	(52,097)	(3,070)
EBITDAre	$241,193	$227,055

EBITDAre	$241,193	$227,055
Transaction expenses, net	49	21
Adjusted EBITDA	$241,242	$227,076

Adjusted EBITDA	$241,242	$227,076
Straight-line rental income, net	(7,939)	(7,481)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(4,109)	(2,515)
Straight-line ground rent expense, net (1)	160	134
Total adjustments	(11,888)	(9,862)
Cash Adjusted EBITDA	$229,354	$217,214

(1) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

Reconciliation of Debt Obligations, Net to Net Principal Debt
	As of
	3/31/26
Debt obligations, net	$5,496,071
Less: Net unamortized premium	(9,613)
Add: Deferred financing fees	31,995
Less: Cash, cash equivalents and restricted cash	(424,567)
Net Principal Debt	$5,093,886

Adjusted EBITDA, current quarter annualized	$964,968
Net Principal Debt to Adjusted EBITDA, current quarter annualized	5.3x

Adjusted EBITDA, trailing twelve months	$940,281
Net Principal Debt to Adjusted EBITDA, trailing twelve months	5.4x

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